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                                                                   EXHIBIT 10.15

                    PROPOSED OUTSIDE DIRECTORS' OPTION PLAN

     On November 12, 1997, the Board adopted the Outside Directors' Option Plan (the "Directors' Plan") and proposed the Directors' Plan for the approval of the Company's stockholders.

     The proposed Directors' Plan provides for the issuance an option to purchase 15,000 shares per year to each member of the Board of Directors who is not an employee of the Company. The purpose of the Directors Plan is to encourage the continued service of outside directors and to provide them with additional incentive to assist the Company in achieving its growth objectives. Options may be exercised over a five-year period with the initial right to exercise, starting one year from the date of the grant, provided the director has not resigned or been removed for cause by the Board of Directors prior thereto. After one year from the date of the grant, options outstanding under the proposed Directors' Plan may be exercised regardless of whether the individual continues to serve as a director. Options granted under the proposed Directors' Plan are not transferable except by will or by operation of law. No options have been granted under the proposed Directors Plan at the date of this Proxy Statement. If the proposed Directors' Plan is approved by the stockholders, the total number of shares available for future grant under the Directors' Plan will be 150,000.

     CONTRACTUAL LIMITATIONS ON OPTION GRANTS. The placement agreement between the Company, Arizona Securities, Inc. and Paradise Valley Securities, Inc. limits the total number of options that may be granted during the two years beginning August 14, 1997 and 1998 to 3% of the total number of shares outstanding on such dates. Therefore, the maximum number of options that may be granted under all of the Company's existing and proposed option plans during the period ended August 15, 1998 will be limited to 854,211 shares, subject to reduction for any other options that the Board may elect to grant during such period.

     STOCKHOLDERS ENTITLED TO VOTE AND VOTE REQUIRED FOR APPROVAL. The affirmative vote of the holders of a majority of all shares of Common Stock represented and voting at the Meeting, in person or by proxy, will be required to approve the proposed 1997 Directors' Option Plan. For purposes of determining the number of votes cast with respect to this proposal, only those cast "for" or "against" will be included. Abstentions and broker non-votes are counted only for purposes of determining whether a quorum is present at the meeting.